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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-26517, 333-34652 and 333-51133 on Form S-3, and Nos. 333-61724, 333-59084,
333-14863, 333-61723, 333-49091 and 333-49922 on Form S-8 of Loral Space &
Communications Ltd. (a Bermuda company) of our report dated March 5, 2002 (March 26, 2002 as to the seventh paragraph of Note 13) appearing in the Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP
San Jose, California
March 27, 2002